                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
Vice President & Corporate Controller
816-584-5611

For Immediate Release

AMERICAN ITALIAN PASTA COMPANY PROVIDES UPDATE ON CREDIT FACILITY AND DISCUSSES
                         DURUM WHEAT MARKET CONDITIONS

Kansas City, Mo., December 28, 2007 - American Italian Pasta Company (OTC:AITP),
the largest producer of dry pasta in North America,  today provided an update on developments regarding its credit facility and also discussed durum wheat market conditions.

CREDIT FACILITY AMENDMENT

As previously reported,  the Company operates with a senior credit facility with
Bank of America serving as administrative agent and a lender under the facility, with  other  institutional  lenders  participating  in the  credit.  The  credit facility is comprised of a term loan and a revolving loan, with a five-year term expiring in March 2011, and it does not require any scheduled principal payments until  maturity.  The  facility  was  entered  into on  March  13,  2006 and was comprised of a $265 million term loan and a $30 million  revolving  loan.  As of
December 27, 2007,  the  principal  balance of the term loan was $239.9  million reflecting  a reduction  or pay down of $25.1  million  from the  original  loan balance. The Company's $30 million revolving loan, as reduced by $4.8 million of outstanding letters of credit, allows for available liquidity of $25.2 million.

The Company and its lenders have agreed to an amendment to the credit  facility.
The  amendment  provides  for,  among other  things,  the  extension  of certain financial reporting covenants.  Under the facility,  the Company was required to deliver  its fiscal  2005,  fiscal  2006,  and  fiscal  2007  audited  financial statements by December 31, 2007. Under the amendment to the credit facility, the
Company is  required  to deliver  its  audited  financial  statements  for these periods to the lenders by June 30,  2008.  If the  Company  were not to file its statements  by June 30, 2008,  it could be in default of this covenant and could be subject to default interest.

The amendment also lowers the interest rate the Company pays from LIBOR plus 600 basis  points to LIBOR plus 550 basis  points  upon  delivery  of the  Company's audited financial  statements for fiscal years 2005, 2006 and 2007. In addition, the amendment addresses certain covenant calculations.

"We are pleased to have the  continuing  support of our lenders as  evidenced by this  amendment",  said Jim Fogarty,  Chief Executive  Officer.  "Our previously reported revenue and liquidity results,  including our pay down of $25.1 million of debt, support the progress we are making," added Fogarty.

DURUM WHEAT MARKET CONDITIONS

As the  Company  previously  noted,  the  outlook  for durum  wheat,  which is a significant  component  of its  overall  production  cost,  has been  negatively impacted by a number of factors in the global durum market.  Supply  constraints in European and North African markets continue to pressure  supplies in the U.S.
and Canada, leaving projected ending stocks of durum wheat in the U.S. at record lows. In anticipation of this continuing trend, over the last several months the
Company has taken a longer  view of its  procurement  horizon  and has  extended forward buying protection of durum supply for its manufacturing facilities.

In light of the  continuing  global  supply  pressure,  durum  wheat  costs have continued at levels not previously experienced. The Company has sought to offset this cost  inflation by  instituting  price  increases  for its  finished  pasta products in all of its business  segments.  The Company noted that the potential impact on margins and earnings of the durum cost inflation and pricing action is difficult to predict and  dependant  on,  among other  things,  the  competitive environment in which the Company  operates.  "We recognize that the inflationary environment in durum wheat and other commodities has had a significant impact on customers and consumers",  said Jack Kelly,  Chief Operating  Officer.  "AIPC is well  positioned  to  address  these  market  conditions,  and even  with  these inflationary pressures, we believe our high quality pasta products still provide a value solution for our customers and consumers."

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements by the Company  regarding its credit facility,  liquidity,  and durum wheat market  conditions  are  forward-looking.  Actual  results or events could differ  materially.  The  differences  could be caused  by a number of  factors, including,  but not limited to, the review of its financial statements, a review and/or audit of the Company's financial statements by its independent registered public  accounting  firm,  the SEC  staff  review  and the  conclusions  reached regarding financial reporting and continuing compliance with the credit facility as amended.  The Company will not update any forward-looking  statements in this press release to reflect future events.

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